Deloitte & Touche LLP
Two World Financial Center
New York, NY 10281-1414
USA

Tel: +1 212 436-2000
Fax: +1 212 436-5000
www.deloitte.com







May 29, 2007
Securities and Exchange Commission
Street100 F Street, N.E.
Washington, D.C. 20549-7561


Dear Sirs/Madams:

We have read Attachment 77 K of Excelsior Directional Hedge Fund of Funds, LLC (Commission File No. 811-10083) Form N-SAR dated May 29, 2007 and have the following comments:
        1. We agree with the statements made in paragraphs 1 through 5.
        2. We have no basis on which to agree or disagree with the statements made in paragraphs 6 and 7.


Yours truly,

/s/ Deloitte & Touche LLP




Cc Mr. S. Suss, CFO, US Trust Alternative Investments